Exhibit 5.1

November 5, 2021

Kidpik Corp.

200 Park Avenue South, 3rd Floor

New York, New York 10003

Re:	Form S-1 Registration Statement
File No. 333-260101

Ladies and Gentlemen:

We have acted as counsel to Kidpik Corp., a Delaware corporation (the “Company”), in connection with the filing, with the Securities and Exchange Commission (the “Commission”), by the Company, of a Registration Statement on Form S-1 (the “Registration Statement”) (File No. 333-260101) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the public offering by the Company of up to 1,666,667 of shares of common stock, par value $0.001 per share of the Company (the “Offering Shares”), and up to an additional 15% of such Offering Shares that may be sold pursuant to the exercise of an over-allotment option by the Underwriter (defined below)(the “Over-Allotment Shares” and together with the Offering Shares, the “Common Stock” and the “Shares”), as described in greater detail in the Registration Statement to which this opinion has been filed as an exhibit. This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Company’s Second Amended and Restated Certificate of Incorporation, (ii) the Company’s Bylaws, as amended and restated to date, (iii) the Registration Statement and the exhibits thereto and the prospectus included therein, (iv) certain resolutions adopted by the Board of Directors of the Company, (v) the form of Underwriting Agreement between the Company and EF Hutton, division of Benchmark Investments, LLC, as representative of the underwriters named therein (the “Underwriters”) filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), and (vi) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company and Underwriters contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company and the Underwriters, including the Registration Statement and Underwriting Agreement and, to the extent that we deemed such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (3) the final Underwriting Agreement entered into between the Company and the Underwriters will be identical to the form of the document that we have reviewed; and (4) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete.

Kidpik Corp.

November 5, 2021

We have also assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, (vi) that all information contained in all documents reviewed by us is true, correct and complete; and (vii) that all Shares will be issued and sold in the manner specified in the Registration Statement and prospectus.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations, and exceptions set forth stated herein, and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares have been authorized by all necessary corporate action of the Company and, when issued and delivered to the Underwriters pursuant to the terms of the Underwriting Agreement, against payment of the consideration therefor as provided therein, will be validly issued, fully paid and nonassessable.

This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the accuracy or completeness of the information included in the Registration Statement or the compliance and conformity thereof with the rules and regulations of the SEC or the requirements of Form S-1.

We express no opinion as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. We have made such examination of Delaware law as we have deemed relevant for purposes of this opinion. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is based upon the law in effect (and published or otherwise generally available) on the date hereof, (iii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iv) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein. We express no opinion as to the enforceability of the Underwriting Agreement.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading “Legal Matters” in the prospectus constituting a part of such Registration Statement. In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ The Loev Law Firm, PC
The Loev Law Firm, PC